 EXHIBIT 10.3

FIFTH AMENDMENT

TO

GENERAL PARTNERSHIP AGREEMENT

OF

SOUTHERN NATURAL GAS COMPANY

March 14, 2011

FIFTH AMENDMENT

TO

GENERAL PARTNERSHIP AGREEMENT

OF

SOUTHERN NATURAL GAS COMPANY

This FIFTH AMENDMENT to GENERAL PARTNERSHIP AGREEMENT OF SOUTHERN NATURAL GAS COMPANY (the “Amendment”), is made and entered into as of this 14th day of March, 2011, by El Paso SNG Holding Company, L.L.C., a Delaware limited liability company (“EP SNG”), and EPPP SNG GP Holdings, L.L.C., a Delaware limited liability company (“EPPP SNG”), each as a general partner of the Partnership (collectively, “the Partners”).

WITNESSETH:

WHEREAS, Southern Natural Gas Company (“SNGC”), a Delaware corporation, owned and operated an interstate natural gas pipeline system and, through its subsidiaries, conducted other businesses; and

WHEREAS, in accordance with Section 266 of the Delaware General Corporation Law (“DGCL”) and Section 15-901 of the Delaware Revised Uniform Partnership Act (“DRUPA”), SNGC was converted (the “Conversion”) into a Delaware general partnership (the “Partnership”), with the Partnership’s existence deemed in accordance with DRUPA Section 15 901(d) to have commenced on the date that SNGC commenced its existence as a Delaware corporation; and

WHEREAS, pursuant to the General Partnership Agreement of Southern Natural Gas Company (the “Agreement”) and the Conversion, the stockholders of SNGC, EP SNG and EPPP SNG, became general partners of the Partnership, all of the issued and outstanding shares of capital stock in SNGC were converted into Partnership Interests in the Partnership, and the stockholders of SNGC became the owners of all of the Partnership Interests in the Partnership, each holding the Percentage Interest set forth opposite its name on Annex I to the Agreement; and

WHEREAS, pursuant to the Contribution and Exchange Agreement dated September 17, 2008, the Agreement was amended on September 30, 2008 to reflect the contribution, transfer and conveyance to EPPP SNG of a 15% Percentage Interest in the Partnership such that EPPP SNG owned a 25% Partnership Interest and EP SNG owned a 75% Partnership Interest; and

WHEREAS, pursuant to the Contribution Agreement dated June 17, 2010, the Agreement was amended on June 23, 2010, and again on June 30, 2010, to reflect the contribution, transfer and conveyance to EPPP SNG of an additional 16% Percentage Interest, and an additional 4% Percentage Interest, respectively, in the Partnership such that EPPP SNG owned a 45% Partnership Interest and EP SNG owned a 55% Partnership Interest; and

WHEREAS, pursuant to the Contribution Agreement dated November 12, 2010, the Agreement was amended on November 19, 2010, to reflect the contribution, transfer and conveyance to EPPP SNG of an additional 15% Percentage Interest in the Partnership such that EPPP SNG owned a 60% Partnership Interest and EP SNG owned a 40% Partnership Interest; and

WHEREAS, pursuant to the Contribution Agreement dated March 4, 2011, and for good and valuable consideration, EP SNG agreed to contribute, transfer and convey to EPPP SNG an additional 25% Partnership Interest in the Partnership; and

WHEREAS, in accordance with Section 3.4 of the Agreement, the Partners and the Management Committee of SNGC have expressly approved and consented (and do hereby expressly approve and consent) to the admission of El Paso Pipeline Partners, L.P., a Delaware limited partnership, or its designee as a partner of SNGC owning an 85% Partnership Interest and having all of the rights, privileges and obligations relating thereto, including the right to vote on Partnership matters.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partners hereby agree:

1.           Annex I to the Agreement shall be deleted in its entirety and shall be replaced with the attached Annex I.

2.           In accordance with Section 3.4 of the Agreement, the Partners and the Management Committee of SNGC have expressly approved and consented (and do hereby expressly approve and consent) to the admission of El Paso Pipeline Partners, L.P., a Delaware limited partnership, or its designee as a partner of SNGC owning an 85% Partnership Interest and having all of the rights, privileges and obligations relating thereto, including the right to vote on Partnership matters.

3.           This Amendment shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all right and remedies being governed by said laws.

IN WITNESS WHEREOF, the Partners have executed this Amendment as of the date first set forth above.

PARTNERS: EL PASO SNG HOLDING COMPANY, L.L.C.

By:	/s/ John R. Sult
	Name:	John R. Sult
	Title:	Executive Vice President and Chief Financial Officer

EPPP SNG GP HOLDINGS, L.L.C.

By:	/s/ John J. Hopper
	Name:	John J. Hopper
	Title:	Vice President and Treasurer

[Signature page to Fifth Amendment to Partnership Agreement of Southern Natural Gas Company]

ANNEX I

Partner Identity and Address	Percentage Interest	Number of Representatives and Alternative Representatives	Identity of Representatives	Identity of Alternate Representatives	Parent
El Paso SNG Holding Company, L.L.C. El Paso Building 1001 Louisiana Houston, Texas 77002 Attention: ______	15%	1 Representative and up to 1 Alternate	Daniel B. Martin	William G. Cope	El Paso Corporation
EPPP SNG GP Holdings, L.L.C. El Paso Building 1001 Louisiana Houston, Texas 77002 Attention: ______	85%	3 Representatives and up to 3 Alternates	James C. Yardley Norman G. Holmes Michael J. Varagona	______________	El Paso Pipeline Partners, L.P.